UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2009

RENTECH, INC.
(Exact name of registrant as specified in its charter)

Colorado	001-15795	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 710 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (310) 571-9800
___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 24, 2009, Rentech, Inc. (“Rentech”) entered into a stock purchase agreement (the “Purchase Agreement”) with certain institutional investors relating to the purchase and sale of approximately 11,000,000 registered shares of common stock of Rentech, for a purchase price of $.58 per share (the “Offering”). A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Report and is incorporated herein by reference. The closing for the sale of the common stock is expected to take place on June 29, 2009, subject to the satisfaction of customary closing conditions.  Gross proceeds from the Offering are estimated to be approximately $6.38 million.  There are no commissions related to the Offering.

The shares of common stock being offered by Rentech in this Offering were registered under an existing shelf registration statement on Form S-3 (Registration No. 333-158256), which was declared effective by the Securities and Exchange Commission on May 20, 2009.

Our press release of June 24, 2009, announcing the Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of the Exhibit

Exhibit 5.1	Opinion of Holland & Hart LLP.
Exhibit 10.1	Stock Purchase Agreement, dated June 24, 2009, between Rentech, Inc. and the Buyers party thereto.
Exhibit 99.1	Press release issued by Rentech, Inc. on June 24, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2009	RENTECH, INC. By: /s/ Colin M. Morris Colin M. Morris Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of the Exhibit

Exhibit 5.1	Opinion of Holland & Hart LLP.
Exhibit 10.1	Stock Purchase Agreement, dated June 24, 2009, between Rentech, Inc. and the Buyers party thereto.
Exhibit 99.1	Press release issued by Rentech, Inc. on June 24, 2009.